UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

PQ Group Holdings Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610)	651-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PQG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 14, 2020, PQ Corporation, an indirect, wholly owned subsidiary of PQ Group Holdings Inc. (the “Company”), completed the previously announced sale of its Performance Materials business to Potters Buyer, LLC (the “Purchaser”), an affiliate of The Jordan Company, L.P., pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated October 15, 2020, between PQ Corporation and the Purchaser, for a purchase price of $650 million in cash, subject to certain adjustments specified in the Purchase Agreement, including for indebtedness, cash, working capital and transaction expenses of the Performance Materials business at the closing of the transaction (such transaction, the “Transaction”).
The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020, and the full text of which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The closing of the Transaction discussed in Item 2.01 above triggered PQ Corporation’s obligation to provide partial repayment under both the (i) Amended and Restated Term Loan Credit Agreement, dated as of May 4, 2016, by and among PQ Corporation, CPQ Midco I Corporation, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) New Term Loan Credit Agreement, dated as of July 22, 2020, by and among PQ Corporation, Eco Services Operations Corp., CPQ Midco I Corporation, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, of an estimated $275.8 million and $188.7 million, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Scott Randolph, President, Performance Materials
At the closing of the Transaction discussed in Item 2.01 above, Scott Randolph, President, Performance Materials, ceased to be an officer of, and terminated employment with, the Company. In connection with his termination of employment, Mr. Randolph and PQ Corporation entered into a transition and general release agreement, dated December 16, 2020 (the “Separation Agreement”), under which Mr. Randolph has agreed to a general release of claims in favor of the Company in exchange for certain payments and benefits.
Under the Separation Agreement, Mr. Randolph is entitled to receive: (a) a payment of $1,732,500, which is equal to two times his (i) base annual salary plus (ii) his target bonus, as provided under, and payable in accordance with, Section 3.01(d)(2) of the severance agreement between Mr. Randolph, the Company and PQ Corporation, dated August 31, 2017 (the “Severance Agreement”); (b) the ability to exercise any of his vested stock options for a two-year period following the closing of the Transaction, contingent on his continued employment with Potters Industries, LLC (including any successor) (“Potters”) during such time period; (c) continued eligibility to vest for all of his outstanding and unvested performance-based restricted shares for a two-year period following the closing of the Transaction and performance-based restricted stock units for a one-year period following the closing of the Transaction, in each case, subject to the achievement of the applicable performance targets and his continued employment with Potters during such time period; and (d) continued vesting of all of his outstanding and unvested time-based restricted stock units for a two-year period following the closing of the Transaction, subject to his continued employment with Potters during such time period.
Mr. Randolph’s entitlement to the foregoing payment and benefits is subject to his continuing compliance with the terms of the Separation Agreement as well as the terms and conditions of the Severance Agreement. Under the Severance Agreement, Mr. Randolph is subject to noncompetition and nonsolicitation covenants for a period of 24 months following the termination of his employment as well as ongoing covenants, including relating to non-disparagement and confidentiality.
The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Treatment of Outstanding Equity Awards in Connection with Special Cash Dividend
In connection with the declaration of the special cash dividend discussed in Item 8.01 below, each holder of the Company’s outstanding restricted stock units and stock options as of the record date for the dividend will receive either a dividend equivalent payment upon vesting or a reduction in strike price, subject to applicable tax law limitations.

Item 8.01	Other Events.
In connection with the closing of the Transaction discussed in Item 2.01 above, on December 14, 2020, the Company’s Board of Directors declared a special cash dividend of $1.80 per share, payable to shareholders of record as of the close of business on December 21, 2020.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of the Company giving effect to the Transaction discussed in Item 2.01 above are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
10.1	Transition Agreement and General Release and Waiver of Claims, dated December 16, 2020, between PQ Corporation and Scott Randolph
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of PQ Group Holdings Inc.
104	The cover page from this Current Report on Form 8-K of PQ Group Holdings Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 18, 2020	PQ Group Holdings Inc.

		By:	/s/ MICHAEL CREWS
		Name:	Michael Crews
		Title:	Executive Vice President and Chief Financial Officer